Exhibit 99.1

Super Micro Computer, Inc. Announces Third Quarter Fiscal 2009 Financial Results

SAN JOSE, Calif., April 29, 2009 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2009 financial results for the quarter ended March 31, 2009. The final results are in line with the preliminary results announced by the Company on April 16, 2009

Fiscal Third Quarter Highlights

•	Quarterly net sales of $109.5 million, down 19.9% from the same quarter of last year and down 14.8% from the prior quarter.

•	GAAP net income of $1.2 million, down 75.5% from the same quarter of last year and down 77.0% from the prior quarter.

•	GAAP gross margin of 14.9%, compared with 18.2% in the same quarter of last year and 18.7% in the prior quarter.

Net sales for the third quarter fiscal 2009 ended March 31, 2009 totaled $109.5 million, down 19.9% from $136.8 million in the third quarter of fiscal 2008. The customer base is diversified without any customer accounting for 10% or more of net sales during the quarter.

GAAP net income for the third quarter of fiscal year 2009 was $1.2 million or $0.03 per diluted share, a decrease of 75.5% from the net income of $5.0 million, or $0.13 per diluted share in the same period a year ago. Included in net income for the quarter was $1.4 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the third quarter of fiscal 2009 was $2.4 million, or $0.06 per diluted share, compared to non-GAAP net income of $6.0 million, or $0.15 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2009 by $4.3 million from $6.7 million and decreased by $0.11 from $0.17 per diluted share.

GAAP gross margin for the third quarter declined to 14.9%, compared to 18.2% in the same period a year ago. Non-GAAP gross margin for the third quarter was 15.0% compared to 18.2% in the same period a year ago. On a sequential basis, non-GAAP gross margin decreased by 3.9% from 18.9% in the second quarter of fiscal 2009.

Nine Month Summary

Net sales for the nine months ended March 31, 2009 were $382.2 million, down 2.4% from $391.6 million for the first nine months of fiscal year 2008. Net income for the first nine months of fiscal year 2009 was $13.7 million or $0.35 per diluted share, compared to $18.6 million or $0.48 per diluted share in the same period a year ago. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the first nine months was $17.5 million or $0.45 per diluted share, compared to $21.1 million or $0.54 per diluted share in the same period a year ago.

The Company’s cash and cash equivalents, short and long term investments at March 31, 2009 were $77.4 million compared to $67.6 million at June 30, 2008. Free cash flow in the nine months ended March 31, 2009 was $10.7 million.

Management Commentary & Business Outlook

“We’ve previously said that the third fiscal quarter was challenging principally due to the global economic recession and to the technology transition in advance of the Intel Nehalem CPU launch. We believe that the worst of this period may be behind us and we continue to focus on our execution and bright future,” said Charles Liang, CEO of Supermicro. “Now that the long-awaited launch of the Nehalem CPU has just started, it gives us strong opportunities to be first-to-market with the broadest array of Nehalem building blocks to provide our customers unparalleled, application optimized sever solutions. We are also confident that our new architecture such as the highest performance per watt and per dollar 2U Twin2 severs and most powerful scientific computing GPU servers are uniquely positioned for business success. As we have seen by the wide market acceptance of our previous innovations such as 1U Twin and UIO, this demonstration of technology leadership provides broad opportunity for us to grow in the coming quarters”

Although the early indications for this quarter are that the Company’s business is picking up, the continuing economic uncertainty makes it difficult to predict customer purchasing decisions and Supermicro’s business outlook for the fourth quarter could be different from actual results.

The Company expects net sales to decrease 15% to 21% for the fourth quarter of fiscal year 2009 ending June 30, 2009, compared to the fourth fiscal quarter of last year, which represents a range of $117 million to $127 million in net sales. In addition, the Company expects non-GAAP earnings per diluted share of approximately $0.08 to $0.11 for the fourth quarter.

It is currently expected that the outlook will not be updated until the release of the Company’s next annual earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 888-637-7738 (international callers dial 913-981-5536) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on May 13, 2009 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 4711643 The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call. The call will be accompanied by a slide presentation which can be found on our website at www.supermicro.com in the investor section under Events and Presentations in a pdf format that can be downloaded.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Supermicro, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: current economic conditions, our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2009	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$62,702	$51,481
Short-term investments	57	57
Accounts receivable, net	42,771	49,501
Inventories, net	82,929	85,683
Deferred income taxes – current	8,530	8,663
Prepaid income taxes	5,838	2,661
Prepaid expenses and other current assets	1,488	1,837

Total current assets	204,315	199,883
Long-term investments	14,644	16,106
Property, plant and equipment, net	45,461	45,602
Deferred income taxes – noncurrent	1,450	939
Restricted assets	1,760	1,728
Other assets	120	127

Total assets	$267,750	$264,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,507	$80,962
Accrued liabilities	16,284	14,790
Income taxes payable	67	189
Advances from receivable financing arrangements	1,202	1,173
Current portion of capital lease obligations	43	57
Current portion of long-term debt	313	320

Total current liabilities	78,416	97,491

Long-term capital lease obligations-net of current portion	76	108
Long-term debt-net of current portion	9,779	9,981
Other long-term liabilities	4,737	4,934

Total liabilities	93,008	112,514

Stockholders’ equity:
Common stock and additional paid-in capital	80,492	69,434
Deferred stock-based compensation	(231)	(675)
Treasury stock (at cost)	(2,030)	—
Accumulated other comprehensive loss	(801)	(451)
Retained earnings	97,312	83,563

Total stockholders’ equity	174,742	151,871

Total liabilities and stockholders’ equity	$267,750	$264,385

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
Net sales	$109,540	$136,755	$382,156	$391,637
Cost of sales	93,213	111,929	313,901	316,511

Gross profit	16,327	24,826	68,255	75,126
Operating expenses:
Research and development	8,632	8,050	25,678	21,743
Sales and marketing	3,999	4,602	13,047	12,891
General and administrative	3,281	3,903	10,001	10,799

Total operating expenses	15,912	16,555	48,726	45,433
Income from operations	415	8,271	19,529	29,693
Interest income	50	327	422	1,319
Interest expense	(208)	(248)	(710)	(748)

Income before income tax provision	257	8,350	19,241	30,264
Income tax provision (benefit)	(974)	3,326	5,492	11,693

Net income	$1,231	$5,024	$13,749	$18,571

Net income per share:
Basic	$0.04	$0.16	$0.40	$0.60

Diluted	$0.03	$0.13	$0.35	$0.48

Shares used in per share calculation:
Basic	34,684,369	31,759,958	34,046,037	30,958,660

Diluted	38,836,784	38,961,284	39,161,529	38,780,837

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Nine Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
Cost of sales	$145	$124	$421	$354
Research and development	675	465	1,871	1,220
Sales and marketing	201	161	589	453
General and administrative	412	291	1,097	822

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES:
Net income	$13,749	$18,571
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	2,643	1,921
Stock-based compensation expense	3,978	2,849
Allowance for doubtful accounts	276	174
Allowance for sales returns	3,343	4,150
Provision for inventory	815	6,667
Loss on disposal of property and equipment	18	—
Deferred income taxes	(151)	(2,824)
Changes in operating assets and liabilities:
Accounts receivable, net	3,111	(13,039)
Inventories	1,939	(33,273)
Prepaid expenses and other current assets	349	(255)
Other assets	3	89
Accounts payable	(20,212)	17,080
Income tax payable	2,290	3,565
Accrued liabilities	1,494	241
Other long-term liabilities	(197)	3,395

Net cash provided by operating activities	13,448	9,311

INVESTING ACTIVITIES:
Proceeds from investments	885	18,824
Purchases of investments	—	(22,425)
Purchases of property, plant and equipment	(2,759)	(15,056)
Restricted assets	(32)	(1,670)

Net cash used in investing activities	(1,906)	(20,327)

FINANCING ACTIVITIES:
Repayment of long-term debt	(209)	(1,181)
Proceeds from exercise of stock options	1,935	2,417
Payment of obligations under capital leases	(46)	(107)
Advances under receivable financing arrangements	29	397
Payment to acquire treasury stock	(2,030)	—
Payment of deferred offering costs	—	(20)

Net cash (used in) provided by financing activities	(321)	1,506

Net increase in cash and cash equivalents	11,221	(9,510)
Cash and cash equivalents at beginning of period	51,481	50,864

Cash and cash equivalents at end of period	$62,702	$41,354

Supplemental disclosure of cash flow information:
Cash paid for interest	$691	$748
Cash paid for taxes	$3,826	$7,685
Non-cash investing and financing activities:
Equipment purchased under capital leases	$—	$27
Reversals of deferred stock-based compensation for cancellation of stock options	$3	$22
Accrued costs for property, plant and equipment purchases	$720	$1,223
Changes in fair values of investments	$(577)	$(636)

SUPER MICRO COMPUTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
GAAP GROSS PROFIT	$16,327	$24,826	$68,255	$75,126
Add back stock-based compensation (a)	145	124	421	354

Non-GAAP GROSS PROFIT	$16,472	$24,950	$68,676	$75,480

GAAP GROSS MARGIN	14.9%	18.2%	17.9%	19.2%
Add back stock-based compensation (a)	0.1%	0.0%	0.1%	0.1%

Non-GAAP GROSS MARGIN	15.0%	18.2%	18.0%	19.3%

GAAP INCOME FROM OPERATIONS	$415	$8,271	$19,529	$29,693
Add back stock-based compensation (a)	1,433	1,041	3,978	2,849

Non-GAAP INCOME FROM OPERATIONS	$1,848	$9,312	$23,507	$32,542

GAAP NET INCOME	$1,231	$5,024	$13,749	$18,571
Add back stock-based compensation (a)	1,433	1,041	3,978	2,849
Add back adjustments to tax provision (b)	(226)	(94)	(232)	(334)

Non-GAAP NET INCOME	$2,438	$5,971	$17,495	$21,086

GAAP NET INCOME PER SHARE – BASIC	$0.04	$0.16	$0.40	$0.60
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.03	0.11	0.08

Non-GAAP NET INCOME PER SHARE – BASIC	$0.07	$0.19	$0.51	$0.68

GAAP NET INCOME PER SHARE – DILUTED	$0.03	$0.13	$0.35	$0.48
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.02	0.10	0.06

Non-GAAP NET INCOME PER SHARE – DILUTED	$0.06	$0.15	$0.45	$0.54

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC – GAAP	34,684,369	31,759,958	34,046,037	30,958,660

BASIC – Non-GAAP	34,684,369	31,759,958	34,046,037	30,958,660

DILUTED – GAAP	38,836,784	38,961,284	39,161,529	38,780,837

DILUTED – Non-GAAP	38,893,519	39,136,112	39,292,542	38,984,024

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and nine months ended March 31, 2009 and 2008.
(b)	The provision (benefit) of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of (44.3)% and 36.4% for the three months ended March 31, 2009 and 2008, respectively and 24.7% and 36.3% for the nine months ended March 31, 2009 and 2008, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com